                                   AGREEMENT


                 WHEREAS, Hornbeck Offshore Services, Inc. (the "Company") considers it essential and in the best interests of the Company and its stockholders to foster the continued employment of its key management personnel;

                 WHEREAS, Robert W. Hampton ("Employee") is considered a key management employee, currently serving as Vice President, Treasurer and Chief Financial Officer of the Company; and

                 WHEREAS, the Company desires to assure the future continuity of Employee's services in the event of any actual or threatened "Change in Control" (as defined in Section 6 below) of the Company.

                 IT IS THEREFORE AGREED AS FOLLOWS:

                 1.       Effect of Agreement.

                 This Agreement shall be effective and binding immediately upon its execution. However, except as specifically provided herein, this Agreement shall not alter materially Employee's duties and obligations to the Company and the remuneration and benefits which Employee may reasonably expect to receive from the Company in the absence of a Change in Control.

                 2. Employment On and After Change in Control. Provided that Employee is an employee of the Company immediately prior to a Change in Control, the Company shall employ Employee, and Employee shall accept such employment, effective upon such Change in Control for a period of twenty-four
(24) months after said Change in Control subject to the terms and conditions stated herein.

                 3. Duties After Change in Control. Employee agrees that during the term of his employment with the Company after a Change in Control, he shall perform the duties described in Section 12 below and such other duties for the Company and its subsidiaries consistent with his experience and training as the Board of Directors of the Company (the "Board") or the Board's representatives shall determine from time to time, which duties shall be at least substantially equal in status, dignity and character to his duties at the date hereof. He shall also have the title of Vice President, Treasurer and Chief Financial Officer. Employee further agrees to devote his entire working time and attention to the business of the Company and its subsidiaries and to use his best efforts to promote such business.

                 4. Compensation Prior to a Change in Control. Prior to a Change in Control, the Company agrees to pay Employee compensation for his services in an amount, and to provide him with life insurance, disability, health and other benefits, at least equal to that which he presently receives, only with such changes as shall be agreed upon between Employee and the Company. For the purpose of this Section, compensation does not include any bonus or other incentive compensation plan or stock purchase plan, which may vary from year to year at the discretion of the Company.

                 5. Termination of Employment Prior to a Change of Control. Employee shall be entitled to terminate his employment prior to a Change in Control at any time upon thirty (30) days' prior written notice. The Company, shall be able to terminate Employee's employment at any time prior to a Change in Control with or without cause upon thirty (30) days' prior written notice (or the payment of salary in lieu thereof). This Section shall not be construed to reduce any accrued benefits payable in connection with any termination of Employee's employment prior to a Change in Control.

                 Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or Employee to have Employee remain in the employment of the Company prior to a Change in Control.

                 6.       Termination of Employment On or After Change in
Control.

                          (a) For purposes of this Agreement, the term "Change in Control" means (i) the occurrence of any event which results in any individual or entity or any combination of individuals or entities acting in concert having beneficial ownership or control of 20% or more of the Company's outstanding capital stock with voting rights and within an eighteen-month period of such event, there is a forty percent (40%) or greater change in the composition of the Board, (ii) the sale of all or substantially all fifty percent (50%) or more of the Company's assets (or a separate identifiable operating division's or subsidiary's assets in which event the terms of this Agreement shall apply only to the extent Employee has primary responsibility for such operating division or subsidiary) as determined based on the fair market value as of the last day of the preceding fiscal year, or gross revenue generation for the twelve-month period ending on the last day of the preceding fiscal year, with respect to the Company's, operating division's or subsidiary's assets, whichever is applicable,





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                                  or (iii) individuals who constitute the Board
                                  on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (iii), considered as though such person were a member of the incumbent Board.

                          (b) Employee's employment on and after a Change in Control may be terminated with just cause by the Company at any time upon not less than ten (10) days' prior written notice. Prior to termination for just cause on and after a Change in Control, the Board of Directors shall by majority vote have declared that Employee's termination is for just cause specifically stating the basis for such determination. In the event such a termination for just cause occurs, the provisions of Sections 9(a) and 12 below shall apply.

                                        Employee's employment may be terminated
                                  on or after a Change in Control without just cause pursuant to the constructive termination procedures described in the next paragraph or by the Company giving Employee not less than thirty (30) days' prior written notice. In the event Employee's employment is terminated pursuant to the preceding sentence:

                                  (i) the provisions of Section 9(b) below shall apply; and

                                  (ii)     although Employee's employment term
                                           shall be deemed terminated at the
                                           end of such notice period (or, in
                                           the case of a constructive
                                           termination described in the next
                                           paragraph, as of the date Employee
                                           notifies the Company of such
                                           termination), such termination shall
                                           in
                                        no way affect the term of this
                                        Agreement or Employee's duties and
                                        obligations under Section 12 below.

                                        For purposes of this Section 6(b),
                                  Employee shall be considered as having been terminated by the Company on or after a Change in Control for other than just cause provided that he has notified the Company of any of the following within ten (10) days of the occurrence thereof:

                                  (i)      the assignment to Employee of any
                                           duties of lesser status, dignity and
                                           character (including officer status)
                                           than his duties immediately prior to
                                           the effective date of the Change in
                                           Control or a substantial reduction
                                           in the nature or status of his
                                           responsibilities from those in
                                           effect immediately prior to the
                                           effective date of the Change in
                                           Control;

                                  (ii)     a post-Change in Control reduction
                                           by the Company in Employee's annual
                                           base salary or bonus level or
                                           incentive plan benefit (as in effect
                                           immediately prior to the effective
                                           date of the Change in Control);
                                           provided, however, that any
                                           reduction made necessary due to
                                           economic factors within the offshore
                                           marine services business, as
                                           determined at the discretion of the
                                           Board, and applicable to all or
                                           substantially all (50% or more) of
                                           Company management shall not be
                                           considered a termination event under
                                           this Section 6(b);

                                  (iii) relocation of Employee's office to a location which is more than 75 miles from the location in which Employee principally works for the Company immediately prior to the effective date of the Change in Control; the relocation of the appropriate principal executive office of the Company or the Company's operating division or subsidiary for which Employee performed the majority of his services for the Company during the year prior to the effective date of the Change in Control to a location which is more than 75 miles from the location of such office immediately prior to such





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
                                           date; or his being required by the
                                           Company in order to perform duties
                                           of substantially equal status,
                                           dignity and character to those
                                           duties he performed immediately
                                           prior to the effective date of the
                                           Change in Control to travel on the
                                           Company's business to a
                                           substantially greater extent than is
                                           consistent with his business travel
                                           obligations as of such date; or

                              (iv)         the failure of the Company to
                                           continue to provide Employee with
                                           benefits substantially equivalent to
                                           those enjoyed by him under any of
                                           the Company's life insurance,
                                           medical, health and accident or
                                           disability plans in which he was
                                           participating immediately prior to
                                           the effective date of the Change in
                                           Control, the taking of any action by
                                           the Company which would directly or
                                           indirectly materially reduce any of
                                           such benefits or deprive him of any
                                           material fringe benefit enjoyed by
                                           him immediately prior to the
                                           effective date of the Change in
                                           Control, or the failure of the
                                           Company to provide him with at least
                                           the number of paid vacation days to
                                           which he is entitled on the basis of
                                           years of service under the Company's
                                           normal vacation policy in effect
                                           immediately prior to the effective
                                           date of the Change in Control.

                          (c) In the event Employee's employment is terminated on or after a Change in Control in any manner not described in Section 6(b) above:

                                  (i) the provisions of Section 9(b) shall not apply and Employee shall instead receive the sums and benefits described in Section 9(a); and

                                  (ii)     such termination shall in no way
                                           affect the term of this Agreement or
                                           Employee's duties or obligations
                                           under Section 12 below.

                          (d) Any termination of employment of Employee following the commencement of any discussions by a stockholder or group of stockholders owning legally or beneficially more than 20%





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
                                  of the common stock or an officially
                                  designated representative of the Board of Directors with a third party that results within 180 days in a Change in Control shall (unless such termination is for cause or wholly unrelated to such discussions) be deemed to be a termination of Employee on and after a Change in Control for purposes of this Agreement.

                 7. Notice of Termination. Any termination by the Company or assertion of termination by Employee shall be communicated by written notice of termination to the other party at the following address:

                          Hornbeck Offshore Services, Inc.
                          7707 Harborside Drive
                          Galveston, Texas 77554
                          ATTN:  Chairman of the Board

                          Mr. Robert W. Hampton
                          Hornbeck Offshore Services, Inc.
                          7707 Harborside Drive
                          Galveston, Texas 77554

                 8. Disability. If as a result of Employee's incapacity due to physical or mental illness, he shall have been absent from his duties with the Company for one hundred eighty (180) days within any twelve (12) consecutive-month period and within thirty (30) days after written notice of the Company's intention to terminate his employment is given, Employee shall not have returned to the performance of his duties with the Company substantially on a full-time basis, the Company may terminate his employment for disability. This shall not constitute a termination for the purposes of obtaining benefits pursuant to Section 9.

                 9. Benefits Upon Termination And Leave Of Employment On or After Change in the Control.

                          (a) If Employee is terminated for just cause on or after a Change in Control, he shall only receive the accrued sums and benefits payable to him through the date he is terminated; the provisions of Section 9(b) below shall not be applicable in such case and Employee shall not receive (or shall cease receiving) the payments and benefits described in Section 9(b).





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
                          (b) Subject to Employee's compliance with the provisions of Section 12(a) below, if Employee is terminated during the twenty-four
                                  (24) month period beginning on and continuing after a Change in Control other than for just cause (either at the discretion of the Company's management or constructively by the operation of Section 6), he shall receive the following payments and benefits in lieu of any other sums or benefits otherwise payable to him by the Company:

                                  (i)             all then accrued pay,
                                                  benefits, executive
                                                  compensation and fringe
                                                  benefits, including (but not
                                                  limited to) pro rata bonus
                                                  and incentive plan earnings;

                                  (ii)            medical, health and
                                                  disability benefits which are
                                                  substantially similar to the
                                                  benefits the Company is
                                                  providing him as of the date
                                                  his employment is terminated
                                                  for a period of twenty-four
                                                  (24) months thereafter;

                                  (iii)           three times the highest
                                                  annual compensation amount of
                                                  his base period compensation;
                                                  and

                                  (iv)            an amount equal to the
                                                  market value of the Company's
                                                  common stock on the Date of
                                                  Termination or on any other
                                                  date within 180 days
                                                  preceding the Date of
                                                  Termination, on whichever
                                                  date the value is highest,
                                                  multiplied by the aggregate
                                                  number of Options granted to
                                                  Employee more than six months
                                                  prior to the Date of
                                                  Termination under the
                                                  Company's Employee Incentive
                                                  Stock Plans ("Incentive
                                                  Plans") which remain
                                                  unexercised on the Date of
                                                  Termination, less the
                                                  aggregate option price of all
                                                  such options.  This provision
                                                  is not intended to permit the
                                                  Employee to receive the
                                                  benefit of any additional
                                                  options other than those
                                                  previously granted under the
                                                  Incentive Plans.

                          The foregoing payments and benefits shall be deemed compensation payable for the duties to be performed by Employee pursuant to Section 12 below. For purposes of this Agreement, (A) Employee's "base period compensation" is the annual "compensation" (as defined below) which was includable in his gross income for his base period (i.e., his most recent five taxable years ending before the date of the Change in Control); and (B) if Employee's base period includes a short taxable year or less than all of a taxable year, compensation for such short or incomplete taxable year shall be annualized before determining his annual compensation during the base period. (In annualizing compensation, the frequency with which payments are expected to be made over an annual period shall be taken into account. Thus, any amount of compensation for such a short or incomplete taxable year that represents a payment that would not be made more than once per year shall not be annualized). For purposes of Section 9(b)(iii) and the definitions pertaining to said Section, Employee's "compensation" is the compensation (including but not limited to base salary and bonus) which was payable to him by the Company or a related entity determined without regard to the following Sections of the Internal Revenue Code of 1986, as amended (the "Code"): 125 (cafeteria plans) and 402(a)(8) (cash or deferred arrangements).

                 Except for the benefits described in Section 9(b)(ii) above, the sums due pursuant to this Section 9(b) shall be paid in a lump sum on or before the fifteenth business day following the Date of Termination. All sums due hereunder shall be subject to appropriate withholding and statutory requirements. Employee shall not be required to mitigate the amount of any payment provided for in this Section 9(b) by seeking other employment or otherwise. Notwithstanding anything stated in this Section 9(b) to the contrary, however, the Company shall not be required to provide medical, health and/or disability benefits to the extent such benefits would duplicate benefits received by Employee in connection with his employment with any new employer.

                 Notwithstanding anything stated in this Agreement to the contrary, in the event that Employee becomes entitled to the payments hereunder (the "Agreement Payments"), if any of the Agreement Payments will be subject to the tax (the "Excise Tax") imposed by

                 Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay or cause to be paid to Employee at the time specified below an additional amount (the "Gross-up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax on the sums due pursuant to this Section 9(b) and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for in this paragraph but before deduction for any federal, state or local income tax on the Agreement Payments, shall be equal to the Total Payments.

                 For purposes of determining whether any of the sums due pursuant to this Section 9(b) will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by Employee in connection with a Change in Control of the Company or Employee's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or such person) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of
                 Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the excise Tax, (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                 For purposes of determining the amount of the Gross-up payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by Employee if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make or cause to be made an additional Gross-up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                 The Gross-up Payment or portion thereof provided for above shall be paid not later than the thirtieth day following payment of any amounts required to be paid pursuant to this
                 Section 9(b); provided, however, that if the amount of such Gross-up payment or portion thereof cannot be finally determined on or before such day, the Company shall pay or cause to be paid to Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay or cause to be paid the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts required to be paid hereunder. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan to Employee, repayable on the fifth day after demand by the Company

                 (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                 10. Special Situations. The parties agree that in the event that a Change in Control occurs for any one of the following reasons, the provisions of Sections 2, 6 and 9 shall not apply:

                 (a) the purchase of more than fifty percent (50%) of the stock of the Company by an employee stock ownership plan or similar employee benefit plan of which Employee is a participant; or

                 (b) the purchase of more than fifty percent (50%) of the stock or ninety percent (90%) of the assets of the Company by a group of individuals or entities including Employee as a member or participant, including but not limited to those transactions commonly known as a leveraged or other forms of management buy-outs.

                 11. Disputes. Any dispute arising under this Agreement (except Section 12) shall be promptly submitted to arbitration under the Rules of the American Arbitration Association. An arbitrator is to be mutually agreed upon by the parties or upon failure of agreement, designated by the American Arbitration Association.

                 12.      Non-Competition, Non-Solicitation, and
Confidentiality.

                          (a) In consideration of this Agreement and other good and valuable consideration, Employee agrees that for so long as he is employed by the Company and for six (6) months thereafter, he shall not own, manage, operate, control, be employed by or otherwise engage in any competitive business. Employee's agreement pursuant to the preceding sentence shall be in addition to any other agreement or legal obligation he may have with or to the Company. For purposes of the preceding sentence, a "competitive business" is any business engaged in the offshore marine services business and/or any business conducted by the Company, its affiliates or any subsidiaries thereof as of the date Employee's employment is terminated to the extent such business generated at least 25% of the total gross revenue of the Company for the immediately preceding calendar year. A business which is conducted by the Company, its affiliates or any subsidiaries which is subsequently sold by the Company is not a competitive business as of the date such business is sold. An "affiliate" of the Company is any company which either controls, is controlled by or is under common control with the Company. The phrase "any business conducted by the Company, its affiliates or any subsidiaries thereof" includes not only current businesses but also any new businesses under consideration or investigation on the date Employee's employment with the Company is terminated so long as it could reasonably be anticipated that such new business would generate at least 25% of the gross revenues for the Company in the future.

                                        Employee also agrees that during the
                                  six (6) month period described in the first sentence of this Section 12(a) he will not directly or indirectly, on behalf of himself or any other person or entity, make a solicitation or conduct business, with any customer or potential customer of the Company with which he had contact while employed by the Company, its affiliates and/or any subsidiaries thereof, with respect to any services which are competitive with any business conducted by the Company, its affiliates or any subsidiaries thereof. For purposes of the preceding sentence, a "customer" is any person or entity that has purchased services from the Company, its affiliates or any subsidiaries thereof within the twenty-four (24) month period ending on the date Employee's employment is terminated. A "potential customer" is any person or entity that the Company solicited for business within twelve (12) months prior to the date Employee's employment with the Company is terminated.

                                        The Company and Employee recognize that
                                  his responsibilities on behalf of the Company have resulted in contacts throughout the United States and certain foreign countries. Employee's contacts on behalf of the Company represent a substantial asset of the Company which are entitled to protection. In recognition of this situation, the covenants set forth in this Section 12 shall apply to competitive businesses and solicitation in the United States, United Kingdom, and any other foreign countries in which the Company, its affiliates and/or the subsidiaries thereof has (have) conducted $100,000 or more of business during the twelve-month period ending on the date Employee's employment with the Company terminated.

                                        Before and forever after his
                                  termination or resignation, Employee shall keep confidential and refrain from utilizing or disseminating any confidential, proprietary or trade secret information of the Company for any purpose other than furthering the business interests of the Company.

                          (b) During Employee's employment hereunder and during six (6) months following his resignation or the termination of his employment hereunder for any reason, Employee will not induce or attempt to influence any present or future employee of the Company, its affiliates or any subsidiaries thereof to leave its employ.

                 13. Other Agreements. Except to the extent expressly set forth herein, this Agreement shall not modify or lessen any benefit or compensation to which Employee is entitled under any agreement between Employee and the Company or under any plan maintained by the Company in which he participates or participated. Benefits or compensation shall be payable thereunder, if at all, according to the terms of the applicable plan(s) or agreement(s). The terms of this Agreement shall supersede any existing agreement between Employee and the Company executed prior to the date hereof to the extent any such Agreement is inconsistent with the terms hereof.

                 14. Successors; Binding Agreement. The Company will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise, to all or substantially all (50% or more) of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                 This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die before all amounts that would still be payable to Employee hereunder if Employee had continued to live are paid, all such unpaid amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

                 15.      Injunction.  The remedy at law for any breach of
Section 12 will be inadequate and the Company, its affiliates and any subsidiaries thereof would suffer continuing and irreparable injury to their business as a direct result of any such breach. Accordingly, notwithstanding anything stated herein, if Employee shall breach or fail to perform any term, condition or duty contained in Section 12 hereof, then, in such event, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain the specific performance thereof by Employee or to seek a temporary restraining order or injunctive relief, without any requirement to show actual damages or post bond, to restrict Employee from violating the provisions of Section 12; however, nothing herein shall be construed to prevent the Company seeking such other remedy in the courts, in case of any breach of this Agreement by Employee, as the Company may elect or invoke. Notwithstanding any other provision herein to the contrary, if court proceedings are instituted by the Company to enforce
Section 12 hereof, and the Company is the prevailing party, the Company shall receive, in addition to any damages awarded, reasonable attorneys' fees, court costs and ancillary expenses.

                 16. Miscellaneous. This Agreement may not be modified or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officers of the Company as may be specifically designated by its Board for that purpose. Except for any failure to give the ten (10) day notice described in Section 6(b) above, the failure of either party to this Agreement to object to any breach by the other party or the non-breaching party's conduct or conduct forbearance shall not constitute a waiver of that party's rights to enforce this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any subsequent breach by such other party or any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

         Except as provided in Section 15 above, the Company shall pay all legal fees, expenses of arbitration, and related expenses incurred by Employee, in connection with this Agreement following a Change in Control of the Company, including, without limitation, (a) all such fees and expenses, if any, incurred in contesting or disputing any termination of Employee's employment following a Change in Control or incurred by Employee in seeking advice with respect to the matters hereunder or (b) Employee seeking to obtain or enforce any right or benefit provided by this Agreement.

                 17. Severability. The parties hereto intend this Agreement to be enforced to the maximum extent permitted by law. In the event any provision of this Agreement is deemed to be invalid or unenforceable by any court of competent jurisdiction, such provisions shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable. In the event the provisions of Section 12 cannot be modified or restricted so as to be valid and enforceable, then the same as well as the Company's obligation to make any payment or transfer any benefit to Employee in connection with any termination of Employee's employment shall be deemed excised from this Agreement, and this Agreement shall be construed and enforced as if such provisions had originally been incorporated herein as so restricted or modified or as if such provisions had not originally been contained herein, as the case may be. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                 18. Survival. The obligations of the parties under this Agreement shall survive the term of this Agreement.

                 19. Term of Agreement. This Agreement shall have an initial term expiring on the earlier of (a) the third anniversary of the date hereof, assuming there has been no Change in Control of the Company, or (b) the Employee's normal retirement date (age 65); provided, however, that the period provided in the clause (a) shall be automatically extended for successive periods of one (1) year on a continuing basis unless either party shall give written notice of its intention not to so extend at least six (6) months prior to the end of the initial three (3) year period or any renewal period. No notice by the Company of its intention not to extend shall be effective if, within one year prior to the original expiration date, or if a renewal period, within one year prior to the termination date proposed by the Company, the Company has received notice, official or unofficial, or otherwise has reason to believe that steps have or are being taken or considered by any person or entity that would when completed bring about a Change in Control of the Company. This Agreement shall in any case continue in effect for two (2) years following a Change in Control of the Company.

Date: June 20, 1995.


Employee                          Hornbeck Offshore Services, Inc.



/S/   ROBERT W. HAMPTON           By:  /S/  LARRY D. HORNBECK
     (ROBERT W. HAMPTON)
                                  Its: CHAIRMAN OF THE BOARD,
                                       PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER





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